Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-265488) on Form S-3 and (Nos. 333-258797 and 333-267508) on Form S-8 of our report dated March 1, 2022, with respect to the consolidated financial statements of Plug Power Inc..

/s/ KPMG LLP

Albany, New York
March 1, 2023